                                                                    EXHIBIT 10.2


THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                                WARRANT AGREEMENT

         This Warrant Agreement (the "AGREEMENT") dated as of June 6, 2003 between US Dataworks, Inc. a Nevada corporation (the "Company"), and La Jolla Cove Investors, Inc., a California corporation ("LA JOLLA"). This Agreement is being issued and delivered pursuant to that certain note and warrant agreement dated of even date herewith (the "NOTE AND WARRANT AGREEMENT") by and between the Company and La Jolla and is subject to the terms and conditions of the Note and Warrant Agreement, which terms are herein incorporated by reference. Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Note and Warrant Agreement.

         WHEREAS, pursuant to the Note and Warrant Agreement, the Company wishes to grant La Jolla warrants (the "WARRANTS") entitling it to purchase up to one million dollars ($1,000,000) of the common stock of the Company ("COMMON STOCK," or individually, "SHARE" or plural, "SHARES") at the exercise price described herein (but not to exceed a total of 11,500,000 shares).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANT CERTIFICATE. The Warrants certificate to be delivered pursuant to this Agreement (the "WARRANT CERTIFICATE") shall be executed on behalf of the Company by its Chief Executive Officer, President, or any Vice President under its corporate seal reproduced thereon and attested by its corporate Secretary or one of its assistant Secretaries.

         2. RIGHT TO EXERCISE WARRANTS. The Warrants may be exercised only in accordance with the following schedule: (i) one-third (?) of the Warrants may be exercised on the date one (1) day following the Conversion Date (as defined below); (ii) one-third (?) of the Warrants may be exercised on the date forty-five (45) days following the Conversion Date; and (iii) one-third (?) of the Warrants may be exercised on the date ninety (90) days following the Conversion Date. The "CONVERSION DATE" shall be that date, the earlier of (i) La Jolla's receipt of the Company's Effectiveness Notice confirming the Company's receipt of an effective registration statement by the Securities Exchange Commission ("SEC"), pursuant to Section 7 herein; or (ii) La Jolla's holding of the Warrant for one year from the date hereof (so as to permit it to trade the

Common Stock into which the Warrant can be exercised under the restrictions of SEC Rule 144). Any Warrant not exercised in accordance with the aforementioned schedule shall expire. Subject to the provisions of this Agreement, La Jolla shall have the right to purchase from the Company, and the Company shall issue and sell to La Jolla, at a price per Share of the greater of either: (i) six cents ($0.06), or (ii) fifty percent (50%) of the average of the listed American Stock Exchange closing price for the Common Stock for the ten (10) trading days immediately prior to the date the Warrants are exercised, subject to adjustment as provided herein (the "EXERCISE PRICE"), one fully paid and nonassessable Share upon surrender to the Company of the Warrant Certificate evidencing such Warrant, with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price.

         Upon surrender of such Warrant Certificate and payment of the Exercise Price by either cash or cashless exercise ("NET ISSUE EXERCISE"), the Company shall cause the corresponding number of Shares to be issued and delivered promptly to La Jolla or any other holder La Jolla may designate. Under no circumstances shall the total number of Shares issued to La Jolla upon the exercise of the Warrants exceed eleven million five hundred thousand (11,500,000) Shares in the aggregate.

         Further, should La Jolla elect to use a Net Issue Exercise and the Exercise Price is less than or equal to six cents ($0.06) per share, then the number of Shares that La Jolla may purchase upon exercise of the Warrants shall be calculated based on there being a total of four million one hundred sixty-six thousand, six hundred sixty six (4,166,666) Shares upon the full exercise of the New Warrant (SEE Example #2 in subsection (b), below).

         (a) CASH EXERCISE. These Warrants may be exercised by the holder by (i) the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder at the address of the holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Shares specified in the Notice of Exercise in lawful money of the United States of America. The Notice of Exercise may be submitted by La Jolla (or its designee) at any time prior to 11:59 p.m. on the corresponding date that is one (1), forty-five (45) and/or ninety (90) days following the Conversion Date(each date by which the Warrants may be exercised, an "EXERCISE DATE"); provided however, that the Exercise Price shall be determined as of the corresponding Exercise Date, not the date upon which the Notice of Exercise is received. The Company agrees that such Shares shall be deemed to be issued to the holder as the record holder of such Shares as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for the Shares as aforesaid. A stock certificate for the Shares specified in the Notice of Exercise shall be delivered to the holder as promptly as practicable. No adjustments shall be made to the number of Shares issuable on the exercise of these Warrants ("WARRANT SHARES") for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the holder shall be deemed to be the record holder of such Warrant Shares.

         (b) NET ISSUE EXERCISE. In lieu of exercising these Warrants pursuant to Section 2(a), the holder may elect to receive, without the payment by the holder of any additional consideration, Shares equal to the value of the Warrants by the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly executed, at the office of the Company. The Notice of Exercise may be submitted by La Jolla (or its designee) at any time prior to 11:59 p.m. on the corresponding Exercise Date; provided however, that the Exercise Price shall be determined as of the corresponding Exercise Date, not the date upon which the Notice of Exercise is received. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


         X = Y (A-B)
             -------
                A

                  where

         X  =     the number of Shares to be issued to the holder pursuant to this Section 2(b).

         Y  =     the number of Shares otherwise issuable under the Warrant
                  Certificate.

         A  =     the closing stock price of one share of Common Stock as
                  reported by the American Stock Exchange national market the trading day immediately prior to the date the Company receives the Notice of Election.

         B  =     the Exercise Price in effect under these Warrants at the time the Net Issue Election is made pursuant to this Section 2(b).

         EXAMPLE #1: Say it is one day following the Conversion Date and the closing price for one share of Common Stock (A) is $0.30 and the Exercise Price (B) is $0.15. Because the Warrant can only be exercised in accordance with the schedule set forth in Section 2, above, only one-third (?) of $1,000,000, or $333,333, the may be exercised at this time. Y equals $333,333 divided by $0.30, or 1,111,110 Shares. Therefore, X equals 1,111,110 multiplied by 0.5 ($0.30 minus $0.15, divided by $0.30) or 555,555 Shares.

         EXAMPLE #2: Again, say it is one day following the Conversion Date but the closing price for one share of Common Stock (A) is $0.10 and the Exercise Price (B) is $0.06. Y equals $333,333 divided by $0.10, or 3,333,330 Shares. X would equal 3,333,330 multiplied by 0.40 ($0.10 minus $0.06, divided by $0.10) or 1,333,332 Shares --- but because La Jolla has elected a Net Issue Exercise and the Exercise Price is less than or equal to $0.06 --- the number of Shares that La Jolla may purchase is calculated against a total of 4,166,666 Shares upon the full exercise of the New Warrant, and therefore X is increased to 1,388,889 Shares (one-third of 4,166,666).

The Company agrees that such Shares shall be deemed to be issued to the holder as the record holder of such Shares as of the close of business on the date on which the Warrant Certificate shall have been surrendered. A stock certificate for the Shares specified in the Notice of Exercise shall be delivered to the holder as promptly as practicable. No adjustments shall be made to the number of Warrant Shares for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the holder shall be deemed to be the record holder of such Warrant Shares.

         3. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

         4. REGISTRATION UNDER THE SECURITIES ACT OF 1933. La Jolla represents and warrants to the Company that La Jolla is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

         Certificates for Warrants or Shares shall also bear such legends as may be required from time to time by law.

         5. RULE 144. If the Company shall be subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Company will use its best efforts to file timely all reports required to be filed from time to time with the Commission (including but not limited to the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Company under the
Act). If there is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said
Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Warrants, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to each holder of any Shares or Warrants, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2,) as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be flied with the Commission pursuant to said Rule 144.

         6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 6.

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company: pays a dividend or makes a distribution on its Common Stock, in each case, in Shares of its Common Stock; subdivides its outstanding Shares of Common Stock into a greater number of Shares; combines its outstanding Shares of Common Stock into a smaller number of Shares; makes a distribution on its Common Stock in Shares of its capital stock other than Common Stock; or issues by reclassification of its Shares of Common Stock any Shares of its capital stock; then the number and classes of Shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of Shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

         (b) CONSOLIDATION, MERGER OR SALE OF THE COMPANY. If the Company is a party to a consolidation, merger or transfer of assets that reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company obligations under this Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if such holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

         7. PIGGY BACK REGISTRATION RIGHTS.

         (a) NOTICES. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, an SEC Rule 145 transaction under the Securities Act or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities), the Company shall, at such time, promptly give La Jolla written notice of such registration ("FILING NOTICE"). La Jolla shall have ten (10) business days from the Filing Notice to notify the Company of the number of Warrant Shares it would like to have included in the offering. The Company shall, subject to the provisions of subsection (b), below, cause to be registered under the Securities Act all of the Warrant Shares that La Jolla has requested to be registered. As soon as practicable following the SEC's declaring the Company's registration statement to be effective, the Company shall provide La Jolla with written notice ("EFFECTIVENESS NOTICE") informing La Jolla of (i) the Company's registration statement becoming effective, (ii) the Exercise Price as determined by the Company, and (ii) La Jolla having five (5) business days by which to exercise all or a portion of its Warrants or such unexercised Warrants will expire immediately thereafter.

         (b) In connection with any offering involving an underwriting of Shares being issued by the Company, the Company shall not be required under subsection
(a), above, to include any of La Jolla's Warrant Shares in such underwriting unless La Jolla accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including La Jolla's Warrant Shares, requested by all of the Company's stockholders with "piggy back" registration rights to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including La Jolla's Warrant Shares, which the underwriters reasonably believe will not jeopardize the success of the offering (the securities so included to be apportioned PRO RATA among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder).

         8. NOTICES TO COMPANY AND LA JOLLA.

         (a) THE COMPANY. Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, addressed to the Company, or by any other means or manner mutually acceptable to the parties.

         (b) LA JOLLA. Any notice pursuant to this Agreement to be given by the Company to La Jolla shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by La Jolla with the Company) to La Jolla at the address provided on page 7 of this Agreement, or by any other means or manner mutually acceptable to the parties.

         9. RIGHTS OF STOCKHOLDERS. La Jolla shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon La Jolla, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrants shall have been exercised as provided herein.

         10. SUPPLEMENTS AND AMENDMENTS. The Company and La Jolla may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and La Jolla may deem necessary or desirable. All amendments to this Agreement must be made in writing and signed by both parties.

         11. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or La Jolla shall bind and inure to the benefit of their respective successors and assigns hereunder.

         12. ENTIRE AGREEMENT. This Agreement, including the Warrant Certificate and Notice of Exercise which hereinafter are incorporated by reference, represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. If any provision in this Agreement directly conflicts with any provision in the Note and Warrant Agreement, the provision in the Note and Warrant Agreement will control, unless the context clearly indicates the parties intended the other provision to control.

         13. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all proposes shall be governed by and construed in accordance with the laws of said State.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

LA JOLLA COVE INVESTORS, INC.                 US DATAWORKS, INC.



/S/ TRAVIS W. HUFF                            /S/ JOHN S. REILAND
----------------------------------            -----------------------------
Its authorized representative                 Its authorized representative


PORTFOLIO MANAGER, VP                         CHIEF FINANCIAL OFFICER
----------------------------------            -----------------------------
Title                                         Title

La Jolla Cove Investors, Inc.                 US Dataworks, Inc.
7817 Herschel Avenue, Suite 200               5301 Hollister Road, Suite 250
La Jolla, California 92037                    Houston, Texas  77040


Telephone:   (858) 551-8703                   Telephone:  (713) 934-3854

Facsimile:    (858) 551-0987                  Facsimile:   (713) 934-8192

                                US DATAWORKS, INC

                               WARRANT CERTIFICATE

NO. _____

         This Warrant Certificate certifies that La Jolla Cove Investors, Inc., a California corporation ("LA JOLLA"), or its registered assigns, is the registered holder of a certain number of warrants (the "WARRANTS") equal to that number that would entitle the holder to purchase up to one million dollars ($1,000,000) of common stock ("COMMON STOCK") of US Dataworks, Inc., a Nevada corporation (the "COMPANY") at the Exercise Price (described below). The Warrants may be exercised only in accordance with the following schedule: (i) one-third (?) of the Warrants may be exercised on the date one (1) day following the Conversion Date (as defined below); (ii) one-third (?) of the Warrants may be exercised on the date forty-five (45) days following the Conversion Date; and
(iii) one-third (?) of the Warrants may be exercised on the date ninety (90) days following the Conversion Date (each date upon which the Warrants may be exercised, an "EXERCISE DATE"). The "CONVERSION DATE" shall be that date, the earlier of (i) La Jolla's receipt of the Company's Effectiveness Notice confirming the Company's receipt of an effective registration statement by the Securities Exchange Commission ("SEC"), pursuant to Section 7 herein; or (ii) La Jolla's holding of the Warrant for one year from the date hereof (so as to permit it to trade the Common Stock into which the Warrant can be exercised under the restrictions of SEC Rule 144). Any Warrant not exercised in accordance with the aforementioned schedule shall expire. Each Warrant entitles the holder, in accordance with the aforementioned exercise schedule only, to purchase from the Company, before 11:59 p.m. on the corresponding Exercise Date, one fully paid and nonassessable share of Common Stock of the Company at a price per Share of the greater of either: (i) six cents ($0.06) or (ii) fifty percent (50%) of the average of the listed American Stock Exchange closing price for the Common Stock for the ten (10) trading days immediately prior to the date the Warrants are exercised (the "EXERCISE PRICE"), subject to adjustment as provided in the Warrant Agreement to which this Warrants Certificate is a part. Upon surrender of this Warrant Certificate, a fully executed Notice of Exercise and either payment of the Exercise Price or the designation of a cashless exercise ("NET ISSUE EXERCISE") as shown on the Notice of Exercise, the Company shall issue a stock certificate for the Shares specified in the Notice of Exercise and a new Warrant Certificate for those Warrants not exercised (but excluding expired Warrants) as promptly as practicable. The Notice of Exercise may be submitted by La Jolla (or its designee) at any time prior to 11:59 p.m. on the corresponding Exercise Date; provided however, that the Exercise Price shall be determined as of the corresponding Exercise Date, not the date upon which the Notice of Exercise is received.

         Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant Agreement.

         The Exercise Price and the number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Under no circumstances shall the total number of Shares issued to La Jolla upon the exercise of the Warrants exceed eleven million five hundred thousand (11,500,000) Shares. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.

         In the event La Jolla elects to use a Net Issue Exercise and the Exercise Price is less than or equal to six cents ($0.06) per share, then the number of Shares that La Jolla may purchase upon exercise of the Warrants shall be calculated based on there being a total of four million one hundred sixty-six thousand, six hundred sixty six (4,166,666) Shares upon the full exercise of the New Warrant (SEE Example #2 in subsection (b), below)

         No Warrant may be exercised after 11:59 P.M. (Pacific Standard Time) on the corresponding Exercise Date. Unless such Warrants may be included in a subsequent exercise (pursuant to the aforementioned exercise schedule), such unexercised Warrants shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement, dated as of June __, 2003 (the "WARRANT AGREEMENT") duly executed by the Company and La Jolla. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Warrant Certificates).

         The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

US Dataworks, Inc.                              Attested


_____________________________                   _______________________________
Its authorized representative



_____________________________                   _______________________________
Printed Name and Title                          Printed Name and Title

                               NOTICE OF EXERCISE


To:  US DATAWORKS, INC.

The undersigned hereby elects to purchase _________________________ shares of Common Stock of US DATAWORKS, INC. ("Shares") as such Shares may be purchased in accordance with the exercise schedule set forth in the Warrant Certificate (check appropriate box(es)):

         [ ] up to $333,333 of Shares may be purchased on the Exercise Date one
         (1) day following the Conversion Date (as such term is defined in the Warrant Certificate);

         [ ] up to $333,333 of Shares may be purchased on the Exercise Date forty-five (45) days following the Conversion Date; and/or

         [ ] up to $333,333 of Shares may be purchased on the Exercise Date ninety (90) days following the Conversion Date and (check the appropriate box(es)):

         [ ] tenders herewith payment for the purchase of ______________________ shares of Common Stock; and/or

         [ ] elects to exercise Net Issue Exercise, as provided in Section 2(b) of the Warrant Agreement, for the purchase of ______________________ shares of Common Stock.

In exercising these Warrants, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------


HOLDER:



-------------------------------------           --------------------------------
Signature of Holder                             Date



-------------------------------------           --------------------------------
Printed Name of Holder                          Amount of Payment